EXHIBIT 21.1
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                       SUBSIDIARIES OF PALWEB CORPORATION


     As of May 31, 2004, PalWeb Corporation had two wholly-owned subsidiaries:
Plastic Pallet Production, Inc., a Texas corporation, and Greystone Manufacturing, L.L.C., an Oklahoma limited liability company.